CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                               USA POLYMERS, INC.

     USA POLYMERS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter "Corporation"), DOES HEREBY CERTIFY:

     That the Corporation has not received any payment for any of its stock and the following amendment to the Corporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 241 of the Delaware General Corporation Law, written consent of the board of directors of the Corporation adopting such amendment having been obtained on July 23, 2001, in accordance with Section 141 of the Delaware General Corporation Law:

     Article FIRST is amended to read in its entirety as follows:

     The name of the corporation is XRG, INC. (hereinafter "Corporation").

     IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment is the act and deed of the Corporation and the facts stated herein are true.

Dated: July 23, 2001

                                                     USA POLYMERS, INC.,
                                                     a Delaware corporation

                                                     By:
                                                        ------------------------
                                                        Donald Huggins
                                                        Executive Vice President
ATTEST:


         Gerald Couture
         Secretary